   As filed with the Securities and Exchange Commission on December 17, 1999

                                                       Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------
                                   FORMS S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THIS SECURITIES ACT OF 1933

                            ----------------------

                                  CMGI, INC.
            (Exact name of Registrant as Specified in its Charter)

              DELAWARE                                   04-2921333
  (State or Other Jurisdiction of                    (I.R.S. Employer
  Incorporation or Organization)                    Identification Number)

              100 BRICKSTONE SQUARE, ANDOVER, MASSACHUSETTS 01810
                                (978) 684-3600
             (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                            ----------------------

                              DAVID S. WETHERELL
                     PRESIDENT, CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                                  CMGI, INC.
                             100 BRICKSTONE SQUARE
                         ANDOVER, MASSACHUSETTS  01810
                                (978) 684-3600
                    (Name, Address, Including Zip Code, and
         Telephone Number, Including Area Code, of Agent For Service)

                            ----------------------

                                  Copies to:

           WILLIAM WILLIAMS II                       MARK G. BORDEN                            DAVID J. GOLDSCHMIDT
    VICE PRESIDENT AND GENERAL COUNSEL             HALE AND DORR LLP                     SKADDEN, ARPS, SLATE, MEAGHER &
                CMGI, INC.                          60 STATE STREET                                  FLOM LLP
          100 BRICKSTONE SQUARE                BOSTON, MASSACHUSETTS 02109                       919 THIRD AVENUE
       ANDOVER, MASSACHUSETTS 01810                  (617) 526-6000                         NEW YORK, NEW YORK 10022
              (978) 684-3600                                                                      (212) 735-3000



                            ----------------------

     Approximate date of commencement of proposed sale to the public: From time to time on and after the date on which this registration statement becomes effective.


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                       CALCULATION OF REGISTRATION FEE

              Title Of Each Class of                 Amount To Be      Proposed Maximum          Proposed            Amount Of
           Securities to be Registered               Registered(1)     Offering  Price       Maximum Aggregate    Registration Fee
                                                                        Per Unit(1)(2)     Offering Price(1)(2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share
----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $0.01 par value per share
----------------------------------------------------------------------------------------------------------------------------------
Senior Notes
----------------------------------------------------------------------------------------------------------------------------------
Subordinated Notes
----------------------------------------------------------------------------------------------------------------------------------
     Total                                                                                    $1,000,000,000              $264,000
----------------------------------------------------------------------------------------------------------------------------------

(1) Such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of senior notes and subordinated notes as may from time to time be issued at indeterminate prices.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) In no event will the aggregate initial public offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) of the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

********************************************************************************
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
********************************************************************************


     Subject to completion, preliminary prospectus dated December 17, 1999

Prospectus



                                $1,000,000,000


                                  CMGI, INC.



               Common Stock, Preferred Stock and Debt Securities

                        -------------------------------



     CMGI, Inc. may sell:

 .    common stock to the public;
 .    preferred stock to the public; and
 .    debt securities to the public.

                        -------------------------------


     We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the common stock, the preferred stock and the debt securities, carefully before you make your investment decision.

                        -------------------------------


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


                        -------------------------------


     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

                                                    , 1999

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----
ABOUT THIS PROSPECTUS.............................................     1

CMGI, INC.........................................................     1

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS..     1

USE OF PROCEEDS...................................................     1

DESCRIPTION OF SECURITIES.........................................     1

DESCRIPTION OF CAPITAL STOCK......................................     2

DESCRIPTION OF DEBT SECURITIES....................................     7

PLAN OF DISTRIBUTION..............................................    11

LEGAL MATTERS.....................................................    12

EXPERTS...........................................................    12

WHERE YOU CAN FIND MORE INFORMATION ABOUT US......................    13


                                  CMGI, INC.

     CMGI develops and operates Internet and fulfillment service companies. CMGI's Internet strategy includes the internal development and operation of majority-owned subsidiaries as well as taking strategic positions in other Internet companies that have demonstrated synergies with CMGI'S core businesses. CMGI's strategy also envisions and promotes opportunities for synergistic business relationships among the Internet companies within its portfolio. In addition, CMGI provides fulfillment services through their wholly owned subsidiaries, SalesLink Corporation, InSolutions Incorporated and On-Demand Solution.

     Our principal executive office is located at 100 Brickstone Square, Andover, Massachusetts 01810, and our telephone number is (978) 684-3600.


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information About Us."

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges, the deficiency of our consolidated earnings to cover fixed charges, our consolidated ratio of earnings to combined fixed charges and preferred stock dividends and the deficiency of our consolidated earnings to cover combined fixed charges and preferred stock dividends for the periods indicated.

                                                                                                                  Three months ended
                                                             Years Ended July 31,                                     October 31,
                              ---------------------------------------------------------------------------------   ------------------
                                    1995            1996             1997             1998             1999               1999
                              --------------   -------------   -------------    --------------   --------------   ------------------
                                                           (in thousands of dollars, except ratios)
Consolidated ratio of
 earnings to fixed charges        17.50           55.71             N/A             11.58            76.52                 N/A

Deficiency of consolidated
 earnings to cover fixed
 charges                            N/A             N/A        $(12,122)              N/A              N/A           $(179,634)

Consolidated ratio of
 earnings to combined
 fixed charges and
 preferred stock dividends        17.50           55.71             N/A             11.58            65.71                 N/A

Deficiency of consolidated
 earnings to cover
 combined fixed charges and
 preferred stock dividends          N/A             N/A        $(12,122)              N/A              N/A           $(181,869)

For the purposes of computing the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of pretax income (loss) from continuing operations before adjustment for minority interest in consolidated subsidiaries and income or loss from equity investees plus fixed charges. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest component within rental expenses and preference security dividend requirements of consolidated subsidiaries.


                                 USE OF PROCEEDS

     Except as otherwise set forth in the applicable prospectus supplement, CMGI intends to use the proceeds of any securities sold for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.


                           DESCRIPTION OF SECURITIES

     This prospectus contains a summary of the common stock, preferred stock and debt securities of CMGI. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

                         DESCRIPTION OF CAPITAL STOCK

     The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation and restated by-laws that are incorporated by reference into the registration statement which includes this prospectus.

     Our authorized capital stock consists of 405,000,000 shares. Those shares consist of 400,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 250 shares are designated Series A convertible preferred stock, 50,000 shares are designated Series B convertible preferred stock and 375,000 shares are designated Series C convertible preferred stock. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

COMMON STOCK

     Voting Rights. Each holder of common stock is entitled to one vote on all matters to be voted upon by stockholders for each share held on the record date for such vote.

     Dividends. The holders of common stock, after preferences of holders of preferred stock, are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for dividends.

     Liquidation and Dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of preferred stock will receive their preferential share of our assets before the holders of the common stock receive any assets.

     Other Rights.  Holders of the common stock have no right to:

     . convert the common stock into any other security, . have the common stock redeemed, or . purchase additional shares of common stock to maintain their proportionate interest.

The common stock does not have cumulative voting rights, which means that the holders of a majority of the shares can elect all the directors and that the holders of the remaining shares will not be able to elect any directors. All outstanding shares of common stock are, and all shares of common stock offered under a prospectus supplement when issued will be upon payment, validly issued, fully paid and nonassessable.

     Transfer Agent. We have appointed Boston EquiServe, L.P. as the transfer agent and registrar for our common stock.

PREFERRED STOCK

     General. Our restated certificate of incorporation authorizes the board of directors to issue, without any further action by the stockholders, the preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof, including voting rights, dividend rights, conversion rights, liquidation preferences, redemption privileges and sinking fund terms. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

     Voting Rights. The Delaware corporation statute provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock.

     Conversion or Exchange. The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable or redeemable for our common stock, debt securities or other preferred stock. These terms will include provisions as to whether conversion, exchange or redemption is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of preferred stock to be adjusted.

     In addition, the preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders.

SERIES B CONVERTIBLE PREFERRED STOCK AND SERIES C CONVERTIBLE PREFERRED STOCK

     Voting Rights. Holders of shares of Series B convertible preferred stock and Series C convertible preferred stock have no voting rights except as otherwise provided by the Delaware corporation statute and our restated certificate of incorporation. On such matters where the holders of shares of Series B convertible preferred stock and Series C convertible preferred stock have a right to vote with the holders of common stock, they are entitled to vote their shares on an as-converted basis. Our restated certificate of incorporation also gives the holders of shares of each of Series B convertible preferred stock and Series C convertible preferred stock the right to vote on enumerated actions that if taken by us would impair their rights, preferences and privileges. Prior to us taking any such action, the affirmative vote of the holders of a majority of the outstanding shares of the affected series of preferred stock is required.

     Dividend Rights. Series B convertible preferred stock does not bear any dividends. Holders of Series C convertible preferred stock are entitled to receive when, as and if declared by the board of directors, out of funds legally available for dividends, cumulative dividends equal to two percent per annum of the stated value of $1,000 per share, payable semiannually in arrears, either in cash or, at our option, through an adjustment to the liquidation preference per share. Such adjustments, if any, will also increase the number of shares of common stock into which shares of Series C convertible preferred stock is convertible.

     Liquidation and Dissolution. In the event of any liquidation or dissolution of us,

     . the holders of Series B convertible preferred stock are entitled to receive, prior to any distribution to holders of common stock or Series C convertible preferred stock, an amount equal to the stated value of $1,000 per share plus four percent per annum of the stated value since the date of issuance, and

     . the holders of Series C convertible preferred stock are entitled to receive, prior to any distribution to holders of common stock, an amount equal to the stated value of $1,000 per share plus all adjustments to the liquidation preference plus accrued but unpaid dividends to which no adjustment has been made (the sum of which is referred to as the liquidation preference).

     Our restated certificate of incorporation specifies that upon the occurrence of enumerated corporate events, including a consolidation or merger where we are not the surviving corporation, the holders of Series B convertible preferred stock may elect to:

     . treat as a liquidation event and receive a liquidation distribution equal to 118% of the stated value plus four percent per annum of the stated value since the date of issuance; or

     . have the conversion price for each share of Series B convertible preferred stock adjusted accordingly.

     Our restated certificate of incorporation specifies that upon the occurrence of enumerated corporate events, including the consummation of a transaction in which our stockholders do not own at least 50% of the voting power of the combined company, the holders of two-thirds of the outstanding shares of Series C convertible preferred stock may elect either:

          . to treat such events as a liquidation event and receive a liquidation distribution; or

          . to have the conversion price for each share of Series C convertible preferred stock adjusted accordingly.

     Conversion. Subject to certain limitations described in our restated certificate of incorporation, the Series B convertible preferred stock is convertible into common stock, based on the stated value per share plus an amount equal to four percent per annum of the stated value, at a conversion price of $26.00 per share, prior to giving effect to the two-for-one stock split we announced on December 15, 1999, until December 21, 1999 or until the earlier occurrence of certain events specified in our restated certificate of incorporation. After December 21, 1999 or the earlier occurrence of such specified events, the conversion price is based on a formula which is linked to the market price of our common stock. The maximum number of shares of common stock into which the outstanding shares of Series B convertible preferred stock may be converted is 4,166,668, prior to giving effect to the two-for-one stock split we announced on December 15, 1999, subject to adjustment as set forth in the restated certificate of incorporation. The Series B convertible preferred stock automatically converts into common stock on December 22, 2000.

     The shares of Series C convertible preferred stock are segregated into three equal tranches of 125,000 shares each. The shares in each tranche have identical rights and preferences except as to conversion. The shares in each tranche are convertible into common stock, based on the liquidation preference per share, at prices of $91.43, $75.15 and $75.32 per share, prior to giving effect to the two-for-one stock split we announced on December 15, 1999, respectively. The conversion price calculated for each tranche is also subject to adjustment for certain actions described in our restated certificate of incorporation. Shares of Series C convertible preferred stock may be converted into common stock at any time at the option of the holders and automatically convert into common stock on June 30, 2002, as described in the restated certificate of incorporation.

     The restated certificate of incorporation provides that a holder of Series C convertible preferred stock may not at its option convert such shares into common stock totalling more than 9.9% of outstanding shares of common stock or 4.9% if such holder also owns Series B convertible preferred stock.

     Redemption Rights. We are required to redeem shares of Series B convertible preferred stock upon the occurrence of circumstances specified in our restated certificate of incorporation, including the assignment of all or substantially all of our assets or business for the benefit of creditors and the institution of bankruptcy, insolvency, reorganization or liquidation proceedings by or against us. In addition, holders of Series B convertible preferred stock have the right to cause us to redeem their shares under additional specified circumstances, including our failure either to issue shares of our common stock upon the conversion of the Series B preferred stock or to maintain the listing of our common stock on the Nasdaq National Market. The redemption price per share is the greater of a specified percentage of the stated value of $1,000 per share of Series B convertible preferred stock plus an amount equal to four percent per annum of the stated value and the market price of our common stock during the period specified in our restated certificate of incorporation.

     In addition, at any time after December 21, 1999, we have the option to redeem shares of Series B convertible preferred stock in the event that the closing price of our common stock is less than $18.25 per share, prior to giving effect to the two-for-one stock split announced on December 15, 1999, for a period of ten consecutive trading days. In such event, the redemption price per share is 115% of the stated value plus an amount equal to four percent per annum of the stated value.

     Holders of shares of Series C convertible preferred stock have the right to cause us to redeem their shares upon the occurrence of events specified in our restated certificate of incorporation, including our failure to issue shares of common stock upon conversion by holders of shares of Series C convertible preferred stock. The redemption price will be an amount per share equal to the liquidation preference on the date of notice to us from the holder of Series C convertible preferred stock demanding redemption.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     We have shares of common stock and preferred stock available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock.

     The existence of unissued and unreserved common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

DELAWARE LAW AND CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION AND THE RESTATED BY-LAWS

     Our restated certificate of incorporation and restated by-laws include provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in terms more favorable to us.

     Our restated certificate of incorporation and restated by-laws provide that the board of directors will be divided into three classes of directors, with the term of each class expiring in a different year. Our restated by-laws provide that the number of directors will be fixed from time to time exclusively by the board of directors, but shall consist of not more than fifteen nor less than three directors. A majority of the board of directors then in office has the sole authority to fill any vacancies on the board of directors. Our restated certificate of incorporation provides that directors may be removed only by the affirmative vote of holders of at least 75% of the voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

     Our restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting. Our restated certificate of incorporation and restated by-laws provide that special meetings of stockholders can be called by the chairman of the board of directors, pursuant to a resolution approved by a majority of the total number of directors which we would have if there were no vacancies on the board of directors, or by the stockholders owning at least 20% of the stock entitled to vote at the meeting. The business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the chairman of the board, or at the request of a majority of the whole board of directors, or as specified in the stockholders' call for such meeting.

     Our restated by-laws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election to the board of directors and with regard to business brought before an annual meeting of stockholders.

     Our restated certificate of incorporation and restated by-laws contain provisions requiring the affirmative vote of the holders of at least 75% of the voting stock, voting together as a single class, to amend certain provisions of the restated certificate of incorporation relating primarily to anti-takeover provisions and to the limitation of director liability.

     The restated certificate of incorporation empowers the board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders. Such factors may include:

 .    comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the capital stock, our estimated current value in a freely negotiated transaction, and our estimated future value as an independent entity;

 .    the impact of such a transaction on our customers and employees, and its effect on the communities in which we operate; and

 .    our ability to fulfill our objectives under applicable statutes and regulations.

     Our restated certificate of incorporation prohibits us from purchasing any shares of our stock from any person, entity or group that beneficially owns 5% or more of our voting stock at a price exceeding the average closing price for the twenty trading business days prior to the purchase date, unless a majority of our disinterested stockholders approve the transaction. This restriction on purchases by us does not apply to any offer to purchase shares of a class of our stock which is made on the same terms and conditions to all holders of that class of stock, to any purchase of stock owned by such a 5% stockholder occurring more than two years after such stockholder's last acquisition of our stock, to any purchase of our stock in accordance with the terms of any stock option or employee benefit plan, or to any purchase at prevailing market prices pursuant to a stock purchase program.

     Section 203 of the Delaware General Corporation Law is applicable to corporations organized under the laws of Delaware. Subject to certain exceptions set forth in the statute, Section 203 of the Delaware General Corporation Law provides that a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless:

 .    prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

 .    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors, officers and certain employee plans or

 .     on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

     Except as specified in the statute, an interested stockholder is defined to mean any person, together with any affiliates and associates, that:

 .     is the owner of 15% or more of the outstanding voting stock of the corporation; or

 .     is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date.

Under certain circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation's certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption. Our restated certificate of incorporation and restated by-laws do not exclude us from the restrictions imposed under Section 203 of the Delaware General Corporation Law. It is anticipated that the provisions of Section 203 of the Delaware General Corporation Law may encourage companies interested in acquiring us to negotiate in advance with the board of directors.

     Our restated certificate of incorporation contains a provision requiring the affirmative vote of the holders of at least 75% of the voting stock, voting together as a single class, to approve any business combination not approved by the affirmative vote of a majority of the total number of directors. This requirement is in addition to the requirements of Section 203 of the Delaware General Corporation Law described above.

DIRECTORS' LIABILITY

     Our restated certificate of incorporation provides that a member of the board of directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

 .    for any breach of the director's duty of loyalty to us or our stockholders;

 .    for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law;

 .    under section 174 of the Delaware General Corporation Law relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law; or

 .    for transactions from which the director derived an improper personal benefit.

     Our restated certificate of incorporation also provides for indemnification of directors and officers to the fullest extent authorized by Delaware law.


                        DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the indenture among CMGI and a trustee to be selected, relating to the issuance of the senior notes, and the indenture among CMGI and a trustee to be selected, relating to issuance of the subordinated notes. Forms of these documents are filed as exhibits to the registration statement, which includes this prospectus.

     The senior notes will be issued under the senior indenture to be entered into between CMGI and the trustee named in the senior indenture. The subordinated notes will be issued under the subordinated indenture to be entered into between CMGI and the trustee named in the subordinated indenture. As used herein, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. As used herein, the term "debenture trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

     The following summaries of certain material provisions of the senior notes, the subordinated notes and the Indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions therein of certain terms. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

GENERAL

     Each prospectus supplement will describe the following terms relating to a series of notes:

     .    the title;

     .    any limit on the amount that may be issued;

     . whether or not such series of notes will be issued in global form, the terms and who the depository will be;

     .    the maturity date(s);

     . the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

     .    the place(s) where payments shall be payable;

     . CMGI's right, if any, to defer payment of interest and the maximum length of any such deferral period;

     . the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at CMGI's option, and other related terms and provisions;

     . the date(s), if any, on which, and the price(s) at which CMGI is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of notes and other related terms and provisions;

     . the denominations in which such series of notes will be issued, if other than denominations of $1,000 and any integral multiple thereof; and

     . any other terms (which terms shall not be inconsistent with the Indenture as supplemented).

CONVERSION OR EXCHANGE RIGHTS

     The terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of CMGI will be set forth in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of CMGI, and may include provisions pursuant to which the number of shares of common stock or other securities of CMGI to be received by the holders of such series of notes would be subject to adjustment.

CONSOLIDATION, MERGER OR SALE

     The indentures do not contain any covenant which restricts the ability of CMGI to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets. However, any successor or acquirer of such assets must assume all of the obligations of CMGI under the indentures or the notes, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

     The following are events of default under the Indentures with respect to any series of notes issued:

     . failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

     .  failure to pay the principal (or premium, if any) when due;

     . failure to observe or perform any other covenant contained in the notes or the indentures (other than a covenant specifically relating to another series of notes), and such failure continues for 90 days after CMGI receives notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series; and

     .  certain events of bankruptcy, insolvency or reorganization of CMGI.

     If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to CMGI (and to the debenture trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

     The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest (unless such default or event of default has been cured in accordance with the indenture).

     Any such waiver shall cure such default or event of default.

     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

     .  it is not in conflict with any law or the applicable indenture;

     . the debenture trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

     . subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

     . the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

     . the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute such proceedings as trustee; and

     . the debenture trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

     These limitations do not apply to a suit instituted by a holder of notes if CMGI defaults in the payment of the principal, premium, if any, or interest on, the notes.

     CMGI will periodically file statements with the debenture trustee regarding its compliance with certain of the covenants in the indentures.

MODIFICATION OF INDENTURE; WAIVER

     CMGI and the debenture trustee may change an indenture without the consent of any holders with respect to certain matters, including:

     .  to fix any ambiguity, defect or inconsistency in such Indenture; and

     . to change anything that does not materially adversely affect the interests of any holder of notes of any series.

     In addition, under the indentures, the rights of holders of a series of notes may be changed by CMGI and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding notes affected:

     .  extending the fixed maturity of such series of notes;

     . reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes; or

     . reducing the percentage of notes, the holders of which are required to consent to any amendment.

FORM, EXCHANGE, AND TRANSFER

     The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by CMGI and identified in a prospectus supplement with respect to such series.

     At the option of the holder, subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by CMGI or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by CMGI for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but CMGI may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by CMGI for any notes will be named in the applicable prospectus supplement. CMGI may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that CMGI will be required to maintain a transfer agent in each place of payment for the notes of each series.

     If the notes of any series are to be redeemed, CMGI will not be required to:

     . issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

     . register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the Indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The debenture trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for such interest.

     Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by CMGI, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the debenture trustee in The City of New York will be designated as CMGI's sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by CMGI for the notes of a particular series will be
named in the applicable prospectus supplement.   CMGI will be required to
maintain a paying agent in each place of payment for the notes of a particular series.

     All moneys paid by CMGI to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to CMGI, and the holder of the security thereafter may look only to CMGI for payment thereof.

GOVERNING LAW

     The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

SUBORDINATION OF SUBORDINATED NOTES

     The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of CMGI's other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which CMGI may issue, nor does it limit CMGI from issuing any other secured or unsecured debt.


                                 PLAN OF DISTRIBUTION

     CMGI may sell common stock, preferred stock or any series of debt securities being offered hereby in one or more of the following ways from time to time:

     .  to underwriters for resale to the public or to institutional investors;

     .  directly to institutional investors; or

     .  through agents to the public or to institutional investors.

     The prospectus supplements will set forth the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to CMGI from such sale, any underwriting discounts or agency fees and other item's constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. Such underwriters or agents may include Goldman, Sachs & Co.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

     Underwriters and agents may be entitled under agreements entered into with CMGI to indemnification by CMGI against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for CMGI and its affiliates in the ordinary course of business.

     Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on Nasdaq. Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by CMGI for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq.


                                 LEGAL MATTERS

     Certain legal matters in connection with the offered securities will be passed upon for CMGI by Hale and Dorr LLP, Boston, Massachusetts, and for the underwriter(s), dealer(s) or agent(s) by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedule of CMGI as of July 31, 1999 and 1998, and for each of the years in the three-year period ended July 31, 1999, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

     The financial statements of AltaVista Company for each of the years in the three-year period ended December 31, 1998, the financial statements of Zip2 for each of the years in the three-year period ended December 31, 1998, and the financial statements of Shopping.com for each of the years in the two-year period ended January 31, 1999, have been incorporated by reference herein in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in auditing and accounting. The financial statements of Shopping.com as of the year ended January 31, 1997, have been incorporated by reference herein in reliance upon the report of Singer Lewak Greenbaum & Goldstein LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Flycast Communications Corporation as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file annual, quarterly and special reports, proxy statements, information statements and other information with the Commission. You can inspect and copy any such information we file with the Commission at the public reference facilities the Commission maintains at:

          Room 1024, Judiciary Plaza
          450 Fifth Street, N.W.
          Washington, D.C. 20549

     and at the SEC's Regional Offices located at:

          Northwestern Atrium Center
          Suite 1400
          500 West Madison Street
          Chicago, Illinois  60661

     and

          Seven World Trade Center
          13th Floor
          New York, New York  10048

and you may also obtain copies of such material by mail from the Public Reference Section of the Commission at:

          450 Fifth Street, N.W.
          Washington, D.C.  20549

at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     The Commission also maintains a Web site on the World Wide Web, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

     This prospectus is part of a registration statement filed by us with the Commission. It does not contain all the information included or incorporated by reference in the registration statement. The full registration statement can be obtained from the Commission as indicated above or from us.

     The Commission allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all of the securities covered by this prospectus:

       . Annual Report on Form 10-K for the year ended July 31, 1999, filed with the Commission on October 29, 1999;

       . Quarterly Report on Form 10-Q for the quarter ended October 31, 1999, filed with the Commission on December 15, 1999;

       . Current Reports on Form 8-K or amendments of Current Reports on Form 8-K filed with the Commission on June 29, 1999, August 12, 1999, September 2, 1999, September 3, 1999, September 27, 1999, October 1, 1999, November 1, 1999, November 17, 1999 and December 17, 1999; and

       . The description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on January 11, 1994 (File No. 000-23262).

     Any filings made by CMGI pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effective date of the registration statement shall also be deemed to be incorporated by reference into this prospectus.

     You may request a copy of these filings, at no cost, by writing or telephoning us using the following contact information:

          Catherine Taylor
          Director, Investor Relations
          CMGI, Inc.
          100 Brickstone Square
          First Floor
          Andover, MA 01810
          (978) 684-3600

     You should rely only on the information incorporated by reference, provided in this prospectus or any supplement or that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. However, you should realize that the affairs of CMGI may have changed since the date of this prospectus. This prospectus will not reflect such changes. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                                 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses to be borne by CMGI in connection with the offerings described in this registration statement. All such expenses other than the Commission registration fee are estimates.




             Commission registration fee.........................    $264,000
             Transfer Agents, Trustees and Depositary's
               Fees and Expenses.................................      25,000
             Legal fees and expenses.............................     100,000
             Accounting fees and expenses........................      50,000
             Printing and engraving fees and expenses............      10,000
             Miscellaneous fees and expenses (including listing
               fees, if applicable)..............................      51,000
                                                                     --------
                    Total........................................    $500,000
                                                                     ========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law grants the registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the registrant where the person involved is adjudged to be liable to the registrant except to the extent approved by a court. Article VII of the registrant's restated by-laws provides that the registrant shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of the registrant, or is or was serving at the written request of the registrant, as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article VII of the registrant's restated by-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.
Article VII of the registrant's restated by-laws also provides that the registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant, as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article EIGHTH of the registrant's restated certificate of incorporation eliminates a director's personal liability for monetary damages to

CMGI and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the registrant or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

     The registrant maintains an insurance policy on behalf of itself and its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

     The registrant has entered into agreements with all of its directors affirming the registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.


ITEM 16.  EXHIBITS





 Exhibit No.                                      Description
 -----------                                      -----------
   1.1          The form of equity underwriting agreement will be filed as an exhibit to a
                Current Report of CMGI, Inc. on Form 8-K and incorporated herein by reference.

   1.2          The form of debt underwriting agreement will be filed as an exhibit to a
                Current Report of CMGI, Inc. on Form 8-K and incorporated herein by reference.

   3.1          Restated Certificate of Incorporation of CMGI, Inc. Incorporated by reference herein from Exhibit 4.1 to CMGI Inc.'s registration statement on Form S-3
                (File No. 333-85047) filed with the Commission on August 12, 1999.

   3.2          Restated By-laws of CMGI, Inc.  Incorporated by reference herein from Exhibit
                3.3 to CMGI, Inc.'s registration statement on Form S-4 (File No. 333-92107)
                filed with the Commission on December 3, 1999.

   4.1          Form of senior indenture.

   4.2          Form of subordinated indenture.

   4.3          The form of CMGI, Inc. common stock certificate.  Incorporated by reference herein from Exhibit 4.1 to CMGI, Inc.'s Form 10-K filed with the Commission on
                October 29, 1999.

   4.4          The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of
                CMGI, Inc. on Form 8-K and incorporated herein by reference.

   4.5          The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current
                Report of CMGI, Inc. on Form 8-K and incorporated herein by reference.

   4.6          The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of CMGI, Inc. on Form 8-K and incorporated herein by reference.

   5.1          Opinion of Hale and Dorr LLP.




 Exhibit No.                                      Description
 -----------                                      -----------

    12.1          Statement re: Computation of ratio of earnings to fixed charges and preferred stock dividends.

    23.1          Consent of KPMG LLP.

    23.2          Consent of PricewaterhouseCoopers LLP.

    23.3          Consent of Singer Lewak Greenbaum & Goldstein LLP.

    23.4          Consent of Deloitte & Touche LLP.

    23.5          Consent of Hale and Dorr LLP (contained in Exhibit 5.1).

    24.1          Power of Attorney (included on the signature page of this registration statement).

    25.1          The Statement of Eligibility on Form T-1 under the Trust Indenture Act of
                  1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with
                  Section 305(b)(2) of the Trust Indenture Act of 1939.

    25.2          The Statement of Eligibility on Form T-1 under the Trust Indenture Act of
                  1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with
                  Section 305(b)(2) of the Trust Indenture Act of 1939.



ITEM 17.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     CMGI hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 ("Act") in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Act.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Town of Andover, the Commonwealth of Massachusetts, on the 16th day of December, 1999.

                                    CMGI, INC.

                                    By:  /s/ Andrew J. Hajducky
                                         Andrew J. Hajducky III, CPA
                                         Chief Financial Officer and Treasurer


                                 POWER OF ATTORNEY

     We, the undersigned officers and directors of CMGI, Inc., hereby severally constitute and appoint David S. Wetherell and Andrew J. Hajducky III, and each of them acting singly, our true and lawful attorneys-in-fact, with full power granted to them in any and all capacities (including substitutions), to execute for us and in our names in the capacities indicated below this registration statement (including any pre- and post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable CMGI, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of December 16, 1999.


                  Signature                                                        Title
                  ---------                                                        -----

/s/ David S. Wetherell                                    Chairman of the Board, President and Chief Executive
David S. Wetherell                                        Officer (Principal Executive Officer)



/s/ Andrew J. Hajducky III                                Chief Financial Officer and Treasurer (Principal
Andrew J. Hajducky III, CPA                               Financial Officer and Principal Accounting Officer)

/s/ William H. Berkman                                    Director
William H. Berkman

/s/ Craig D. Goldman                                      Director
Craig D. Goldman

/s/ Avram Miller                                          Director
Avram Miller


/s/ Robert J. Ranalli                                     Director
Robert J. Ranalli


/s/ William D. Strecker                                   Director
William D. Strecker

                                 Exhibit Index




 Exhibit No.                                      Description
 -----------                                      -----------
   1.1          The form of equity underwriting agreement will be filed as an exhibit to a
                Current Report of CMGI, Inc. on Form 8-K and incorporated herein by reference.

   1.2          The form of debt underwriting agreement will be filed as an exhibit to a
                Current Report of CMGI, Inc. on Form 8-K and incorporated herein by reference.

   3.1          Restated Certificate of Incorporation of CMGI, Inc. Incorporated by reference herein from Exhibit 4.1 to CMGI Inc.'s registration statement on Form S-3
                (File No. 333-85047) filed with the Commission on August 12, 1999.

   3.2          Restated By-laws of CMGI, Inc.  Incorporated by reference herein from Exhibit
                3.3 to CMGI, Inc.'s registration statement on Form S-4 (File No. 333-92107)
                filed with the Commission on December 3, 1999.

   4.1          Form of senior indenture.

   4.2          Form of subordinated indenture.

   4.3          The form of CMGI, Inc. common stock certificate.  Incorporated by reference herein from Exhibit 4.1 to CMGI, Inc.'s Form 10-K filed with the Commission on
                October 29, 1999.

   4.4          The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of
                CMGI, Inc. on Form 8-K and incorporated herein by reference.

   4.5          The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current
                Report of CMGI, Inc. on Form 8-K and incorporated herein by reference.

   4.6          The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of CMGI, Inc. on Form 8-K and incorporated herein by reference.

    5.1         Opinion of Hale and Dorr LLP.

   12.1         Statement re: Computation of ratio of earnings to fixed charges and preferred stock dividends.

   23.1         Consent of KPMG LLP.

   23.2         Consent of PricewaterhouseCoopers LLP.

   23.3         Consent of Singer Lewak Greenbaum & Goldstein LLP.

   23.4         Consent of Deloitte & Touche LLP.

   23.5         Consent of Hale and Dorr LLP (contained in Exhibit 5.1).

   24.1         Power of Attorney (included on the signature page of this registration statement).

   25.1         The Statement of Eligibility on Form T-1 under the Trust Indenture Act of
                1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with
                Section 305(b)(2) of the Trust Indenture Act of 1939.

   25.2         The Statement of Eligibility on Form T-1 under the Trust Indenture Act of
                1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with
                Section 305(b)(2) of the Trust Indenture Act of 1939.

